Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE
DATED AS OF MAY 31, 2011
BETWEEN
GAMCO INVESTORS, INC.
AS ISSUER
AND
THE BANK OF NEW YORK MELLON
AS TRUSTEE

i

SECOND SUPPLEMENTAL INDENTURE, dated as of May 31, 2011 (the “Second Supplemental Indenture”), between GAMCO Investors, Inc. (formerly known as Gabelli Asset Management Inc.), a New York corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have entered into the Indenture dated as of February 6, 2002 (the “Base Indenture”), which provides for the issuance from time to time by the Company of unsecured debt securities, debentures, notes, bonds or other evidence of indebtedness (the “Securities”) in an unlimited aggregate principal amount in one or more series as might be determined by the Company under the Base Indenture; and

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as the Company’s 5.875% Senior Notes due 2021 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture (together, the “Indenture”).

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I

INTERPRETATION

Section 1.1 To Be Read with Base Indenture

This Second Supplemental Indenture is supplemental to the Indenture, and this Second Supplemental Indenture and the Indenture shall hereafter be read together with respect to the Notes.  If any term or provision contained in this Second Supplemental Indenture shall conflict or be inconsistent with any term or provision of the Indenture, the terms and provisions of this Second Supplemental Indenture shall govern; provided, however, that the terms and provisions of this Second Supplemental Indenture modify or amend the terms of the Indenture only with respect to the Notes.

ARTICLE II

DEFINITIONS

Section 2.1 Definition of Terms

Unless the context otherwise requires:

(a) subject to Section 1.1, a term defined in the Base Indenture has the same meaning when used in this Second Supplemental Indenture;

(b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

A-1

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions:

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties and assets and those of the Company’s Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of the Company’s wholly owned Subsidiaries;

(2)  the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of the Company’s wholly owned Subsidiaries or one or more Permitted Holders, becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of more than 50 percent of the Company’s Voting Stock, measured by voting power rather than number of shares;

(4)  the consummation of a Going Private/Rule 13e-3 Transaction; or

(5)  the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction effected to create one or more holding companies for the Company will not be deemed to involve a Change of Control if (1) pursuant to such transaction the Company becomes a direct or indirect wholly owned Subsidiary of such holding company and (2) the holders of the Voting Stock of the ultimate parent holding company immediately following such transaction are the same as the holders of the Company’s Voting Stock immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who:

(1)  was a member of such Board of Directors on May 31, 2011; or

(2)  was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Going Private Redemption Event” means the occurrence of a Going Private/Rule 13e-3 Transaction and a Below Investment Grade Rating Event.

“Going Private/Rule 13e-3 Transaction” means a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Company’s common stock that, immediately prior to such transaction, was subject to Section 12(g) or 15(d) of the Exchange Act or was listed on a national securities exchange or authorized to be quoted in an inter-dealer quotation system of a registered national securities association, following which one or more Permitted Holders beneficially own, directly or indirectly, more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investor Services Inc., or any successor thereto.

“Permitted Holder” means (i) Mario Gabelli and any spouse, parent, child, grandchild, sibling, niece, nephew, aunt or uncle of Mario Gabelli, (ii) any estate, trust, guardianship or custodianship for the primary benefit of one or more individuals described in clause (i) above, (iii) a foundation established by one or more individuals described in clause (i) above, and (iv) any subsidiary or affiliate of, or any other person controlled directly or indirectly by, one or more individuals or entities described in clauses (i), (ii) or (iii) above.

“Rating Agency” means:

(1)  each of Moody’s and S&P; and

(2)  if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and its successors and three other nationally recognized investment banking firms that are primary U.S. government securities dealers in New York City (each, a “Primary Treasury Dealer”) as selected by the Company.  If any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

“Regular Record Date” means, with respect to any Interest Payment Date for the Notes, the close of business on the fifteenth day of the immediately preceding month in which such Interest Payment Date falls.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Successor” shall have the meaning set forth in Section 6.1.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

The terms “Indenture,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this Second Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE III

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 3.1 Designation and Principal Amount
.
There is hereby authorized a series of Securities designated the “5.875% Senior Notes due 2021”, initially limited in aggregate principal amount to $100,000,000; provided that the Company may, without the consent of holders of the Notes, create and issue additional Notes under the Base Indenture which will be part of the same series as the Notes and which will have the same terms (except for the issue date, issue price and, in appropriate cases, the first Interest Payment Date). The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 2.04 of the Base Indenture.

Section 3.2 Maturity

The Stated Maturity of the Notes shall be June 1, 2021.

Section 3.3 Form; Denomination; Payment of Interest

(a) The Notes shall be substantially in the form of Exhibit A attached hereto.  The terms of such Notes are herein incorporated by reference and are part of this Second Supplemental Indenture.

(b) The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(c) The Company shall pay interest on the principal amount of the outstanding Notes at a rate of 5.875% per annum.  Interest on the Notes shall accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from the Issue Date.  The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing on December 1, 2011, until the principal of the Notes is paid or duly provided for.  Interest shall be computed and paid on the basis of a 360-day year comprised of twelve 30-day months.

(d) If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, principal or interest payable with respect to such Interest Payment Date or Maturity Date, as the case may be, shall be paid on the next succeeding Business Day, with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

Section 3.4 Global Securities.  The Notes shall initially be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities (i) shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes, (ii) shall bear the legends applicable to Global Securities set forth in Section 2.11(a) of the Base Indenture, (iii) may be exchanged in whole or in part for Notes in definitive form upon the terms and subject to the conditions provided in Section 2.05 and Section 2.11(c) of the Base Indenture, and (iv) shall otherwise be subject to the applicable provisions of the Indenture.

ARTICLE IV

REDEMPTION OF THE NOTES

Section 4.1 Redemption

(a) Optional Redemption.  The Company may redeem the Notes, in whole or in part, at the Company’s option, at any time and from time to time at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate per annum equal to the sum of the Treasury Rate plus 0.45%, plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date.

Notice of redemption pursuant to this Section 4.1(a) shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed.

(b) Going Private Redemption.  If a Going Private Redemption Event occurs, the Company may redeem the Notes, in whole or in part, at the Company’s option, at a Redemption Price in cash equal to 101% of the aggregate principal amount of Notes redeemed plus any accrued and unpaid interest on the Notes redeemed to the Redemption Date.

Notice of any redemption pursuant to this Section 4.1(b) will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed.  The notice shall, if mailed prior to the date of consummation of the Going Private/Rule 13e-3 Transaction, state that the redemption is conditioned on the Going Private Redemption Event occurring on or prior to the Redemption Date specified in the notice.

(c) On and after a Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption unless the Company has defaulted in the payment of the Redemption Price.

(d) Any redemption pursuant to this Article 4 shall be made pursuant to the provisions of Article III of the Base Indenture.

Section 4.2 No Sinking Fund

The Notes are not entitled to the benefit of any sinking fund.

ARTICLE V

COVENANTS

Section 5.1 Repurchase of Notes upon a Change of Control Repurchase Event

(a) If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to Sections 4.1 hereof, the Company shall be required to make an offer to each holder of Notes to repurchase all or any part (equal to $2,000 or any multiple of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101 percent of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase.

(b) Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall be required to mail a notice to each holder of Notes describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c) On the Change of Control Repurchase Event payment date in respect of the Notes, the Company shall be required, to the extent lawful, to (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Company’s offer; (2)  deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Company.   The paying agent will promptly pay to each holder of Notes properly tendered the purchase price for the Notes.  The Trustee will promptly authenticate and mail to each holder of Notes a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d) The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 5.1 by virtue of such conflict.

ARTICLE VI

CONSOLIDATION, MERGER, CONVEYANCE,

TRANSFER OR LEASE

Section 6.1 When the Company May Consolidate, Merge, Etc.

With respect to the Notes, Section 10.01 of the Base Indenture shall be replaced in its entirety to read as follows:

The Company may not (a) merge with or into or consolidate with another Person (whether or not the Company is the surviving Person) or (b) sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any other Person, in each case, other than a direct or indirect wholly owned Subsidiary of the Company, unless:

(a) the Company is the surviving corporation or the Person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance shall have been made (the “Successor”), if other than the Company, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume by an indenture supplemental hereto all of the obligations of the Company under the Notes and the Indenture;

(b) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing; and

(c) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such supplemental indenture, if any, complies with this Indenture.

The Successor will be the successor to the Company, and will be substituted for, and may exercise every right and power and will become the obligor on the Securities with the same effect as if the Successor had been named as the Company herein.

ARTICLE VII

DEFEASANCE

Section 7.1 Defeasance.  The terms and provisions of Sections 13.02 and 13.03 of the Base Indenture shall apply to the Notes.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Ratification of Indenture

The Base Indenture as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 8.2 Trustee Not Responsible for Recitals

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

Section 8.3 New York Law to Govern

THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 8.4 Separability

In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 8.5 Counterparts

.This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

GAMCO INVESTORS, INC.,
as Issuer

By: /s/ Douglas R. Jamieson
Name: Douglas R. Jamieson
Title: President and Chief Operating Officer
Attest: /s/ Christopher J. Michailoff
Name: Christopher J. Michailoff
Title: Secretary

THE BANK OF NEW YORK MELLON,
as Trustee

By: /s/ Timothy W. Casey
Name: Timothy W. Casey
Title: Vice President

EXHIBIT A
[FACE OF NOTE]

REGISTERED
No. R-[__]
PRINCIPAL AMOUNT:  $[___________]
CUSIP/ISIN NO. 361438AB0/US361438AB05

GAMCO INVESTORS, INC.

5.875% SENIOR NOTES DUE 2021

[Insert if applicable: UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”) (55 WATER STREET, NEW YORK, NEW YORK), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Insert if applicable: THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE (AS DEFINED ON THE REVERSE HEREOF) AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

GAMCO INVESTORS, INC., a New York corporation (the “Company,” which term includes any successor Person under the Indenture, as defined on the reverse hereof), for value received, hereby promises to pay to [_________________], or registered assigns, the principal sum of [______________] ($[_________) on June 1, 2021.

Interest Rate:  5.875% per annum.

Interest Payment Dates:  June 1 and December 1, commencing on December 1, 2011.

Regular Record Dates:  May 15 and November 15.

Reference is made to the further provisions of this Note set forth on the reverse hereof and the Indenture (as defined on the reverse hereof), which shall for all purposes have the same effect as if set forth on the face hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GAMCO INVESTORS, INC.

By: _________________
Name:
Title:
Attest: ______________
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 5.875% Senior Notes due 2021 referred to in the within-mentioned Indenture.

Dated: May 31, 2011

THE BANK OF NEW YORK MELLON, as Trustee

By: ________________________________________
Authorized Signatory

[REVERSE OF NOTE]

5.875% SENIOR NOTES DUE 2021

1. Indenture.  The Company issued this Note pursuant to an Indenture dated as of February 6, 2002 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of May 31, 2011 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture).  This Note is one of a duly authorized issue of Notes of the Company designated as its 5.875% Senior Notes due 2021.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  The Notes are senior unsecured obligations of the Company.

Each holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

2. Interest.  The Company shall pay interest on the principal amount of this Note at a rate of 5.875% per annum.  Interest on the Notes shall accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from the Issue Date.  The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing on December 1, 2011, until the principal hereof is paid or duly provided for.  Interest shall be computed and paid on the basis of a 360-day year comprised of twelve 30-day months.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, principal or interest payable with respect to such Interest Payment Date or Maturity Date, as the case may be, shall be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

3. Method of Payment.  The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are the holders of Notes at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not such day is a Business Day), immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Regular Record Date.

The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in United States dollars.  The Company may, at its option, pay principal, premium, if any, and interest by wire transfer in U.S. legal tender.  The Company may deliver any interest payment by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

4. Paying Agent and Registrar.  The Company shall at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal, premium, if any, and interest on the Notes on behalf of the Company and having an office or agency in New York, New York (the “Place of Payment”) where Notes may be presented or surrendered for payment and where notices, designations or requests with respect to the Notes may be served.  The Company has initially appointed the Trustee to act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without notice to the holders of the Notes.

5. Optional Redemption.  The Company may redeem the Notes, in whole or in part, at the Company’s option, at any time and from time to time at a Redemption Price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate per annum equal to the sum of the Treasury Rate plus 0.45%, plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date.

6. Going Private Redemption.  If a Going Private Redemption Event occurs, the Company may redeem the Notes, in whole or in part, at the Company’s option, at a Redemption Price in cash equal to 101 percent of the aggregate principal amount of Notes redeemed plus any accrued and unpaid interest on the Notes redeemed to the Redemption Date.

7. Sinking Fund.  The Notes will not be entitled to any sinking fund.

8. Notice of Redemption.  Notice of redemption under paragraphs 5 and 6 of this Note shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at such holder’s registered address.

On and after a Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption unless the Company has defaulted in the payment of the Redemption Price.

9. Offers to Repurchase Upon Change of Control Repurchase Event.  The Indenture provides that, upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem the Notes pursuant to the Indenture, the Company shall be required to make an offer to repurchase all or, at the holder’s option, any part of each holder’s Notes in accordance with the procedures set forth in the Indenture.

10. Denominations; Transfer; Exchange.  The Notes are in definitive, fully registered form, without coupons, in minimum denominations of U.S. $2,000 and in integral multiples of U.S. $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, this Note may be transferred or exchanged by the holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar, duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

11. Persons Deemed Owners.  Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

12. Defeasance and Covenant Defeasance.  The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain respective covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

At the option of the Company and upon satisfaction of certain conditions specified in the Indenture, either (a) the Company shall be deemed to have paid and discharged the entire indebtedness on the Notes or (b) the Company need not comply with certain covenants contained in the Indenture, in each case upon the deposit by the Company with the Trustee in trust for the holders of the Notes of an amount of funds or obligations issued or guaranteed by the United States of America sufficient to pay and discharge upon the Stated Maturity thereof the entire indebtedness evidenced by the Notes, all as provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

13. Amendments, Supplements, and Waivers.  The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the holders of the Securities. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of all of the holders of all Securities of such series, to waive a Default or Event of Default with respect to such series and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the holder of each Outstanding Security of such series affected. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

14. Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets, and requires that the Company comply with certain further covenants. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

15. Defaults and Remedies.  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable (or, in certain circumstances shall ipso facto become due and payable), in the manner, with the effect and subject to the conditions provided in the Indenture.

16. No Recourse Against Others.  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

17. Authentication.  Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

18. Counterparts.  The parties may sign multiple counterparts of this Note.  Each signed counterpart shall be deemed an original but all of them together represent one and the same Note.

19. Governing Law.  This Note shall be governed by and construed in accordance with the law of the State of New York.

20. Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as:  TEN COM (as tenants in common); TEN ENT (as tenants by the entireties); JT TEN (as joint tenants with right of survivorship and not as tenants in common); CUST (Custodian); and U/G/M/A (Uniform Gifts to Minors Act).

21. CUSIP Numbers.  The Company has caused CUSIP numbers to be printed on the Notes as a convenience to the holders of the Notes.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers printed hereon, and any redemption of the Notes shall not be affected by any defect in or omission of such numbers.

The Company shall furnish to any holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:  GAMCO Investors, Inc., One Corporate Center, Rye, New York, 10580-1422, Telephone No. (914) 921-3700, Attention: Legal Department.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Type Name and Address
Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature Guaranteed

NOTICE: Signature must be guaranteed	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

[OPTION OF HOLDER TO ELECT PURCHASE]

If you elect to have all or only part of this Note purchased by the Company in accordance with the provisions of the Indenture governing a Change of Control Repurchase Event, state the amount you elect to have purchased:

$
Date:

(Sign exactly as your name appears on the other side of this Note)